EXHIBIT 10.9
Dated 13 October 2006
NUCLEAR ENERGY HOLDINGS, L.L.C.
(the Issuer)

and

THE BANK OF NEW YORK
(the Trustee)

and

THE BANK OF NEW YORK
(the Account Bank, Cash Manager, Principal Paying Agent and Calculation Agent)

and

MORGAN STANLEY CAPITAL SERVICES INC.
(the Swap Counterparty)
DEED OF CHARGE
Linklaters
Ref: 01/210/E.Hickman/ANXJ

Contents

Clause	Heading	Page
1	Definitions and Interpretation	1
2	Security Trust	8
3	Creation of Security	8
4	Restriction on Exercise of Certain Rights	12
5	Release of Charged Property	12
6	Prior to service of a Bond Enforcement Notice	12
7	Following Service of a Bond Enforcement Notice	12
8	Acknowledgement of Secured Creditors	12
9	The Trustee’s Powers	12
10	Receiver	12
11	Protection of Third Parties	12
12	Protection of Trustee and Receiver	12
13	Expenses and Indemnity	12
14	Protection of Security	12
15	Crystallisation	12
16	Issuer Power of Attorney	12
17	Other Security	12
18	Avoidance of Payments	12
19	Set-off	12
20	Execution of Documents	12
21	Exercise of Certain Rights	12
22	Covenants, Representations and Warranties	12
23	Additional Provisions Regarding the Trustee	12
24	Further Provisions	12
25	Governing Law and Jurisdiction	12
26	Limited Recourse and Non Petition	12
i

THIS DEED OF CHARGE is made on 13 October 2006 between:
(1)	NUCLEAR ENERGY HOLDINGS, L.L.C., a company with limited liability organised under the laws of the State of Delaware, United States of America, whose registered office is c/o Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801-1120 (the “Issuer”);
(2)	THE BANK OF NEW YORK, having its principal office at One Canada Square, London E14 5AL (in its capacity as “Trustee” under the Bond Trust Deed and this Deed);
(3)	THE BANK OF NEW YORK, having its principal office at One Canada Square, London E14 5AL (the “Account Bank”, the “Cash Manager”, the “Principal Paying Agent” and the “Calculation Agent”); and
(4)	MORGAN STANLEY CAPITAL SERVICES INC. (the “Swap Counterparty”).
Background:
(A)	This Deed secures and will secure the Issuer Obligations.

(B)	This Deed is supplemental to and should be read in conjunction with the Bond Trust Deed.

(C)	The Issuer will on the date of this Deed issue the Bonds.

(D)	By the Accounts Bank Agreement, the Account Bank has agreed to open and maintain certain accounts in the name of the Issuer and to provide certain banking services to the Issuer and the Trustee.

(E)	By the Cash Management Agreement, the Cash Manager has agreed to provide cash management services to the Issuer and the Trustee.

(F)	By the Agency Agreement, the Principal Paying Agent has agreed to provide certain agency services for the benefit of the Bondholders.

(G)	By the Swap Agreement, the Swap Counterparty has agreed to provide certain financial exchange services (guaranteed by Morgan Stanley (the “Swap Guarantor”)) for the benefit of the Bondholders.
This Deed witnesses as follows:
1	Definitions and Interpretation

1.1	Definitions

The following expressions shall have the following meanings:

“Accounts Bank Agreement” means the accounts bank agreement dated on or about the date hereof between the Account Bank, the Issuer, the Cash Manager and the Trustee;

“Acquisition Adjustment Amounts” has the meaning ascribed thereto in the Conditions;

“Administrative Services Agreement” means the administrative services agreement dated on or about the date hereof between the Issuer and the Servicer;

“Agency Agreement” means the agency agreement dated on or about the date hereof between the Issuer, the Trustee, the Principal Paying Agent, the Calculation Agent and the Cash Manager;

“Bond Documents” mean all of the Transaction Documents other than the Shareholders Agreements, the Investment Agreements and the Put Option Agreements;
“Bond Enforcement Notice” means notice given by the Trustee to the Issuer, with a copy to the Secured Creditors, to the effect that the Trustee will enforce the Security (or any part thereof) pursuant to this Deed, the Parent Pledge or the Issuer Pledge Agreement (as the case may be);
“Bondholders” has the meaning ascribed thereto in the Bond Trust Deed;
“Bonds” means the JPY50,980,000,000 fixed rate bearer bonds of the Issuer due 2013 and JPY78,000,000,000 floating rate bearer bonds of the Issuer due 2013 both constituted under the Bond Trust Deed;
“Bond Trust Deed” means the bond trust deed dated on or about the date hereof between the Trustee and the Issuer;
“Business Day” means a day (other than Saturday and Sunday) on which commercial banks in London and Tokyo are open for business;
“Call Option” means the call option as described in the Shareholder Agreements;
“Call Premium” has the meaning ascribed thereto in the Conditions;
“Cash Collateral Account” means the JPY denominated bank account held by the Issuer with the Account Bank into which cash collateral is posted by the Swap Counterparty under the Swap Agreement;
“Cash Management Agreement” means the cash management agreement dated on or about the date hereof between the Issuer, the Cash Manager and the Trustee;
“Charged Property” means collectively:
(a)	the whole of the right, title, benefit and interest of the Issuer in the property, assets and rights of the Issuer described in Clauses 3.1 to 3.6 (inclusive) (Creation of Security) of this Deed;

(b)	the whole of the right, title, benefit and interest of the Parent in the membership interests of the Issuer described in the Parent Pledge Agreement;

(c)	the whole of the right, title, benefit and interest of the Issuer in the US Shares described in the Issuer Pledge Agreement; and

(d)	all other property, assets and rights whatsoever of the Issuer and wheresoever situate, present and future;
“Collateral Accounts” means the Cash Collateral Account and the Custody Collateral Account;
“Conditions” means the terms and conditions of the Bonds set out in Schedule 4 of the Bond Trust Deed;
“Custody Collateral Account” means the custody account held by the Issuer with the Account Bank into which JGB’s (as defined in the Swap Agreement) are posted by the Swap Counterparty under the Swap Agreement;
“Eligible Dividends” has the meaning ascribed thereto in the Conditions;
“Eligible Investment” means:

(a) demand or time deposits, certificates of deposit and short-term debt obligations (including commercial paper); provided that in all cases such investments will mature at least one Business Day prior to the next following Interest Payment Date and the short-term unsecured, unsubordinated and unguaranteed debt obligations of the issuing or guaranteeing entity or the entity with which the demand or time deposits are made (being a bank or licensed EU credit institution) are rated at least A-1+ by S&P F1+ by Moody’s and equivalent by R&I (or in the case of longer dated securities AAA by S&P, Aaa by Moody’s and equivalent by R&I) or are otherwise acceptable to Moody’s and R&I; and
(b) a fund which is rated at least AAA by Moody’s and equivalent by R&I;
in each case denominated and repayable in Japanese Yen, with maturity dates that are no later than the next Interest Payment Date;
“Event of Default” means the occurrence of any of the events set out in Condition 9 (Events of Default);
“Fixed Amounts” has the meaning ascribed thereto in the Swap Agreement;
“HoldCo Shares” means, collectively, the UK Shares and the US Shares;
“HoldCos” means, collectively, UK HoldCo and US HoldCo;
“Interest Letter of Credit” means an irrevocable letter of credit dated on or about the date hereof issued by the Interest Letter of Credit Bank (as defined therein) with respect to payments of interest due on the Bonds and certain other amounts;
“Interest Payment Date” has the meaning ascribed thereto in the Bond Trust Deed;
“Issuer Accounts” means the Issuer Revenue Account, the Issuer UK Dividend Account, the Issuer US Dividend Account (each as defined in the Accounts Bank Agreement) and the Collateral Accounts and any other account or accounts held by the Issuer from time to time;
“Issuer Obligations” means the aggregate of all monies and other liabilities whether actual or contingent for the time being due or owing by the Issuer:
(a)	to or to the order of the Trustee and/or any receiver under the Deed of Charge, the Bond Trust Deed and any other Bond Document at the times and in the manner provided therein;

(b)	to the Agents under or in respect of the Agency Agreement and the Deed of Charge;

(c)	to the Account Bank under or in respect of the Accounts Bank Agreement and the Deed of Charge;

(d)	to the Cash Manager under or in respect of the Cash Management Agreement and the Deed of Charge;

(e)	to the Bondholders under or in respect of the Bond Trust Deed; and

(f)	to the Swap Counterparty under or in respect of the Swap Agreement;
“Issuer Pledge Agreement” means a pledge by the Issuer of the US Shares in favour of the Trustee dated on or about the date of this Deed;

“Letter of Credit Bank” means the Interest Letter of Credit Bank, the Principal Letter of Credit Bank or the Put Substitution Letter of Credit Bank;
“Letters of Credit” means, collectively, the Interest Letter of Credit, the Principal Letter of Credit and any Put Substitution Letter of Credit;
“Liability” means any loss, damage, cost, charge, claim, demand, expense, judgement, decree, action, proceeding, or other liability whatsoever (including, without limitation, in respect of taxes, duties, levies and other charges) and including any value added tax or similar tax charged or chargeable thereon and legal fees and expenses on a full indemnity basis;
“LLC Agreement” means the LLC agreement dated on or about the date hereof in respect of the Issuer;
“Moody’s” means Moody’s Investor Services Inc.;
“Offering Circular” means the offering circular dated 12 October 2006 in respect of the Bonds;
“Parent” means The Shaw Group Inc., a Louisiana corporation;
“Parent Pledge Agreement” means a pledge by the Parent of its membership interests in the Issuer in favour of the Trustee dated on or about the date of this Deed;
“Potential Event of Default” means any condition, event or act which, with the lapse of time and/or the issue, making or giving of any notice, certification, declaration, demand, determination and/or request and/or the taking of any similar action and/or the fulfilment of any similar condition, would, if not waived or remedied, constitute an Event of Default;
“Pre-Enforcement Priority of Payments” means the following order of priority (and, in each case, only if and to the extent that payments or provisions of a higher order of priority have been made in full):
(a)	first, pro rata and pari passu, in or towards payment of all fees, costs, charges, expenses, liabilities and all other amounts due and payable to the Trustee under the Deed of Charge and under the Bond Trust Deed (including the Trustee’s remuneration) which have not been paid by the Issuer;
(b)	second, pro rata and pari passu in or towards payment of any amounts due and payable to the Principal Paying Agent, the Paying Agents and the Calculation Agent under the Agency Agreement, to the Account Bank under the Accounts Bank Agreement and to the Cash Manager under the Cash Management Agreement;
(c)	third, pro rata and pari passu, in or towards payment or discharge of any amounts due to third parties (other than amounts described in items (a), (b), (d), (e), (f), (g), (h) and (i)) under obligations incurred in the course of the Issuer’s business (and only as permitted or contemplated by the terms of the Transaction Documents), including payment of the Issuer’s liability (if any) to tax;
(d)	fourth, in or towards payment of any Fixed Amounts due to the Swap Counterparty under the Swap Agreement;
(e)	fifth, in or towards payment of due but unpaid interest (including gross-up payments to the Bondholders under Condition 8 (Taxation) and Default Interest) under the Bonds;

(f)	sixth, in or towards payment of the Principal Amount Outstanding under the Bonds and any Call Premium;
(g)	seventh, in or towards payment of any amounts due to the Swap Counterparty under the Swap Agreement and which are not paid either under paragraph (d) above or from the Swap Draw Amount (as defined below);
(h)	eighth, to pay any amounts due to the Servicer under the Administrative Services Agreement; and
(i)	ninth, to pay the surplus (if any) to the Issuer.
“Principal Amount Outstanding” has the meaning ascribed thereto in the Bond Trust Deed;
“Principal Letter of Credit” means a irrevocable letter of credit dated on or about the date hereof issued by the Letter of Credit Bank with respect to payments of principal and certain other amounts due on the Bonds;
“Put Option Agreements” means, collectively, the UK Put Option Agreement and the US Put Option Agreement;
“Put Right” shall have the meaning ascribed to it in the UK Put Option Agreement and the US Put Option Agreement;
“Put Substitution Letter of Credit Bank” has the meaning ascribed thereto in the Bond Trust Deed;
“R&I” means Rating and Investment Information Inc.;
“Rating Agencies” means R&I and Moody’s;
“Receiver” means any receiver or analogous officer (including an administrative receiver) appointed by the Trustee under this Deed;
“S&P” means Standard and Poor’s Rating Services, a division of the McGraw-Hill Companies, Inc.;
“Secured Creditors” means the Bondholders, the Trustee, the Swap Counterparty, the Calculation Agent, the Account Bank, the Paying Agents and the Cash Manager;
“Security” means the security created by the Issuer in favour of the Trustee by and pursuant to this Deed, the Issuer Pledge Agreement and the Parent Pledge Agreement;
“Security Interest” means any mortgage, standard security, pledge (including any pledge operating by law), lien, charge, assignment, assignation, hypothecation or security interest or other agreement or arrangement having the effect of conferring security;
“Servicer” means The Shaw Group Inc. or any other replacement servicer of the Issuer appointed pursuant to the Administrative Services Agreement;
“Shareholders Agreements” means, collectively, the US Shareholder Agreement and the UK Shareholder Agreement;
“Subscription Agreement” means the subscription agreement dated on or about 10 October 2006 between the Issuer, the Parent and Morgan Stanley & Co. International Limited;

“Swap Agreement” means the ISDA Master Agreement and the related schedule, confirmation and credit support annex between the Issuer, the Swap Counterparty and the Swap Guarantor dated on or about the date of this Deed;
“Swap Guarantee” means the swap guarantee issued by the Swap Guarantor in favour of the Issuer dated on or about the date of this Deed;
“Taxes” means any or all present and future taxes, levies, imposts, duties, charges, fees, deductions and withholdings imposed or required by any governmental, fiscal or other competent authority in any jurisdiction (including, without limitation, any interest or penalty payable in connection with any failure to pay or any delay in paying any of them) and “Tax” shall be construed accordingly;
“this Deed” means this Deed, its schedules, and any deed executed in accordance with, or expressed to be supplemental to, this Deed;
“Toshiba” means Toshiba Corporation, a company incorporated in Japan;
“Transaction Documents” means each of the following documents:
(a)	Accounts Bank Agreement

(b)	Agency Agreement

(c)	Bond Trust Deed

(d)	Cash Management Agreement

(e)	Deed of Charge

(f)	Interest Letter of Credit

(g)	Principal Letter of Credit

(h)	Put Substitution Letter of Credit, if any

(i)	UK Investment Agreement

(j)	US Investment Agreement

(k)	US Put Option Agreement

(l)	UK Put Option Agreement

(m)	LLC Agreement

(n)	UK Shareholders Agreement

(o)	US Shareholders Agreement

(p)	Administrative Services Agreement

(q)	Issuer Pledge Agreement

(r)	Parent Pledge Agreement

(s)	Swap Agreement

(t)	Swap Guarantee
together with any other document designated as such by the Issuer and the Trustee;
“UK HoldCo” means Toshiba Nuclear Energy Holdings (U.K.) Limited, a company incorporated in England;

“UK Investment Agreement” means the investment agreement between, inter alia, the Issuer and UK Holdco dated 4 October 2006 whereby the Issuer will acquire the UK Shares.
“UK Put Option Agreement” means the put option agreement dated on or about the date hereof between the Issuer and Toshiba, whereby, inter alia, Toshiba grants the Issuer a Put Right in respect of the UK Shares (as defined therein);
“UK Shareholders Agreement” means the shareholders agreement dated on or about the date hereof between Toshiba, the UK HoldCo, the Issuer and other shareholders of UK Holdco;
“UK Shares” means 280 shares of Class A Stock of Toshiba Nuclear Energy Holdings (UK) Limited;
“US HoldCo” means Toshiba Nuclear Energy Holdings (US) Inc., a Delaware corporation;
“US Investment Agreement” means the investment agreement between, inter alia, the Issuer and US HoldCo dated 4 October 2006 whereby the Issuer will acquire the US Shares;
“US Put Option Agreement” means the put option agreement dated on or about the date hereof between the Issuer and Toshiba, whereby, inter alia, Toshiba grants the Issuer a Put Right in respect of the US Shares (as defined therein);
“US Shareholders Agreement” means the shareholders agreement dated on or about the date hereof between Toshiba, the US HoldCo, the Issuer and other shareholders of US HoldCo;
“US Shares” means 800 shares of Class A Stock of Toshiba Nuclear Energy Holdings (US) Inc.; and
“VAT” means value added tax and any other tax of a similar nature.
1.2	Interpretation
(a)	Words denoting the singular shall include the plural and vice versa.

(b)	Words denoting one gender only shall include the other genders.

(c)	Words denoting persons only shall include firms and corporations and vice versa.

(d)	All references herein to a “party” shall be deemed to include references to its successors and assigns and persons deriving title under or through them respectively.

(e)	All references herein to any statute or any provision of any statute shall be deemed also to refer to any statutory modification or re-enactment thereof or any statutory instrument, order or regulation made thereunder or under any such modification or re-enactment.

(f)	All references herein to guarantees or to an obligation being guaranteed shall be deemed to include respectively references to indemnities or to an indemnity being given in respect thereof.

(g)	All references herein to any action, remedy or method of proceeding for the enforcement of the rights of creditors shall be deemed to include, in respect of any jurisdiction other than England, references to such action, remedy or method of proceeding for the enforcement of the rights of creditors available or appropriate in such jurisdiction as shall most nearly approximate to such action, remedy or method of proceeding described or referred to in these presents.

(h)	All references herein to taking proceedings against the Issuer shall be deemed to include references to proving in the winding up of the Issuer.

(i)	Unless the context otherwise requires, words or expressions used in these presents shall bear the same meanings as in the Companies Act 1985 of Great Britain.

(j)	All references herein to “Yen” or to “JPY” shall be construed as references to the lawful currency for the time being of Japan.

(k)	In this Deed, references to Schedules, Clauses, paragraphs and sub-paragraphs shall be construed as references to the Schedules to this Deed and to the Clauses, paragraphs and sub-paragraphs of this Deed respectively.

(l)	In this Deed, tables of contents and Clause headings are included for ease of reference and shall not affect the construction hereof.
2	Security Trust

2.1	Appointment of Trustee

Each of the Secured Creditors (other than the Trustee) appoints the Trustee to act as trustee of all the covenants, undertakings and Security Interests made or given under this Deed and the other Transaction Documents.

2.2	Declaration of Security Trust

The Trustee shall hold all the covenants, undertakings, charges, assignments, Security Interests and other rights and benefits made or given or to be made or given under or pursuant to the terms of this Deed, the Bond Trust Deed and the other Transaction Documents to which it is a party or which are granted in its favour on trust for the Secured Creditors in respect of the Issuer Obligations owed to each of them respectively upon and subject to the terms and conditions of this Deed and the Bond Trust Deed. For the avoidance of doubt, the Trustee shall not be required to have regard to the interest of the Issuer in the exercise or non-exercise of any such rights, powers, authorities, discretions and remedies or to comply with any direction given by the Issuer in relation thereto. Furthermore, the Trustee shall have regard to the interest of all the Bondholders equally as regards all powers, trusts, authorities, duties and discretions of the Trustee. Except where expressly provided otherwise, and except in respect of the Swap Counterparty, so long as any of the Bonds remain outstanding, the Trustee is not required to have regard to the interests of any other person entitled to the benefit of the Security.

3	Creation of Security

3.1	General
(a)	All the Security:
(i)	is created in favour of the Trustee;

(ii)	is created over the present and future assets of the Issuer;

(iii)	is security for the payment or discharge of the Issuer Obligations; and

(iv)	is made with full title guarantee.
(b)	The term “all of its rights” as used in this Clause 3 includes, unless the context requires otherwise:
(i)	the benefit of all covenants, undertakings, representations, warranties and indemnities;

(ii)	all powers and remedies of enforcement and/or protection;

(iii)	all rights to receive payment of all amounts assured or payable (or to become payable) and all rights to take such steps as are required to cause payment to become due and payable; and

(iv)	all causes and rights of action,
in each case, in respect of the relevant Charged Property.
3.2	Contractual rights

The Issuer, by way of first fixed security for the payment or discharge of the Issuer Obligations, subject to Clause 5, HEREBY ASSIGNS (or, to the extent not assignable, charges) by way of security to the Trustee all of its right, title, interest and benefit, present and future, in, to and under the Bond Trust Deed, the Swap Agreement, the Cash Management Agreement, the Agency Agreement and the Accounts Bank Agreement and all rights to receive payment of any amounts which may become payable to the Issuer thereunder and all payments received by the Issuer thereunder including, without limitation, all rights to serve notices and/or make demands thereunder and/or to take such steps as are required to cause payments to become due and payable thereunder and all rights of action in respect of any breach thereof and all rights to receive damages or obtain other relief in respect thereof.

3.3	Issuer Accounts

The Issuer, by way of first fixed security for the payment or discharge of the Issuer Obligations, subject to Clause 5, HEREBY CHARGES in favour of the Trustee all its right, title, interest and benefit, present and future, in and to all moneys now or at any time hereafter standing to the credit of the Issuer Accounts, together with all interest accruing from time to time thereon and the debts represented thereby.

3.4	Eligible Investments

The Issuer, by way of first fixed security for the payment or discharge of the Issuer Obligations, subject to Clause 5, HEREBY CHARGES in favour of the Trustee all its right, title, interest and benefit, present and future, in and to such Eligible Investments to be made from time to time by or on behalf of the Issuer using moneys standing to the credit of the Issuer Accounts and all moneys, income and proceeds payable thereunder or accrued thereon and the benefit of all covenants relating thereto and all rights and remedies for enforcing the same.

3.5	UK Shares

The Issuer, by way of first fixed security for the payment or discharge of the Issuer Obligations, subject to Clause 5, HEREBY CHARGES by way of a first fixed charge in favour of the Trustee all its right, title, interest and benefit, present and future, in and to the

UK Shares and all dividends or any right, money, property accruing or offered at any time in relation thereto by way of redemption, substitution, exchange, bonus or preference, under option rights or otherwise, all covenants relating thereto and all rights and remedies for enforcing the same.

3.6	Floating charge
(a)	The Issuer, by way of security for the payment or discharge of the Issuer Obligations, subject to Clause 5, HEREBY CHARGES to the Trustee by way of first floating charge the whole of its undertaking and all its property and assets whatsoever and wheresoever, present and future other than any property or assets from time to time or for the time being effectively charged or otherwise effectively assigned as security by Clauses 3.2 to 3.5 (inclusive).

(b)	The floating charge created by paragraph (a) above may not be converted into a fixed charge solely by reason of:
(i)	the obtaining of a moratorium; or

(ii)	anything done with a view to obtaining a moratorium,
under the Insolvency Act 2000.
(c)	The floating charge created by paragraph (a) above is a qualifying floating charge for the purpose of paragraph 14 of Schedule B1 of the Insolvency Act 1986.
3.7	Acknowledgements and undertakings
(a)	The execution of this Deed by each of the Parties shall constitute:
(i)	notice to each of them of the assignment of all the Issuer’s right, title, interest and benefit, present and future, in, to and under the agreements referred to in Clause 3.2; and

(ii)	an express acknowledgement by each of them of such assignments, charges and other Security Interests made or granted by the foregoing provisions of this Clause 3.
(b)	Each of the Secured Creditors (other than the Trustee) undertakes to the Trustee not to do anything inconsistent with the Security or anything otherwise inconsistent with the terms of this Deed, or the Transaction Documents or to knowingly prejudice the security granted to the Trustee pursuant to this Clause 3 or the Charged Property or the Trustee’s interest therein provided that, without prejudice to Clause 21, nothing herein shall be construed as limiting the rights exercisable by the aforesaid parties in accordance with the terms of their respective agreements with the Issuer.

(c)	Each of the Secured Creditors shall be bound by, and deemed to have notice of, all of the provisions of the Transaction Documents as if they were parties to each Transaction Document.
3.8	Trustee

Notwithstanding anything else in this Deed, it is hereby agreed that the Trustee does not assume, nor shall the Trustee be obliged to perform, any obligations of any other Party and nothing herein shall be construed so as to transfer any such obligations to the Trustee.

3.9	Exercise of certain discretions

Without prejudice to the rights of the Trustee after the Security has become enforceable, the Issuer hereby authorises the Trustee to exercise, or refrain from exercising, all its rights, powers, authorities, discretions and remedies under or in respect of the agreements referred to in Clause 3.2 in such manner as in its absolute discretion it shall think fit.

3.10	Ineffective Security

If, for any reason, the purported assignment or charge by way of security of any of the Charged Property is found to be ineffective, the Issuer will hold the benefit of such Charged Property and any sums received in respect of such Charged Property or any Security Interest, guarantee or indemnity or undertaking of whatever nature given to secure the Charged Property on trust for the Trustee until such time as the Issuer Obligations are fully paid and discharged and will (a) account to the Trustee for or otherwise apply all such sums as the Trustee may direct, (b) exercise any rights it may have in respect of the Charged Property at the direction of the Trustee and (c) at its own cost take such action and execute such documents in connection with the foregoing as the Trustee may in its sole discretion require.

3.11	Continuing security

Without prejudice to the generality of Clauses 3.2, 3.3, 3.4 and 3.6, the security contained in or granted pursuant to this Deed shall remain in force as continuing security for the Issuer Obligations notwithstanding any settlement of account or the existence at any time of a credit balance on any current or other account or any other act, event or matter whatsoever.

3.12	Provisions with respect to the Issuer Accounts
(a)	The Issuer Accounts must be maintained at a branch of the Account Bank approved by the Trustee. The initial Account Bank is The Bank of New York.

(b)	The Account Bank may be changed to another bank or financial institution if the Trustee so requires.

(c)	A change of Account Bank only becomes effective when the proposed new Account Bank agrees with the Trustee and the Issuer, in a manner satisfactory to the Trustee, to fulfil the role of the Account Bank under this Deed.

(d)	If there is a change of Account Bank, the amount (if any) standing to the credit of the Issuer Accounts maintained with the old Account Bank shall be transferred to the corresponding Issuer Accounts maintained with the new Account Bank immediately upon appointment of the new Account Bank taking effect.

(e)	The Issuer shall take any action which the Trustee may require to facilitate a change of Account Bank and any transfer of credit balances (including the execution of bank mandate forms) to a new Account Bank.
3.13 Provisions with respect UK Shares and Eligible Investments
(a)	The Issuer shall pay for all calls and other payments (if any) due and payable in respect of the UK Shares or any Eligible Investment.

(b)	The Issuer shall promptly copy to the Trustee and comply with all requests for information which is within its knowledge and which are made under section 212 of the Companies Act 1985 or any similar provision contained in any articles of association or other constitutional document relating to the UK Shares or, to the extent applicable, any Eligible Investment.

(c)	The Issuer shall comply with all conditions and obligations assumed by it in respect of any Eligible Investments.

(d)	Prior to the delivery of a Bond Enforcement Notice:
(i)	the voting rights, powers and other rights in respect of the UK Shares and, to the extent applicable, the Eligible Investments shall (if exercisable by the Trustee) be exercised in any manner which the Issuer may direct in writing; and

(ii)	all dividends or other income paid or payable in relation to the UK Shares and, to the extent applicable, any Eligible Investments shall be paid directly to the Issuer.
(e)	After the delivery of a Bond Enforcement Notice, the Trustee may exercise (in the name of the Trustee and without any further consent or authority on the part of the Issuer) any voting rights and any powers or rights which may be exercised by the legal or beneficial owner of the UK Shares or any Eligible Investment, any person who is the holder of the UK Shares or any Eligible Investment or otherwise.
4	Restriction on Exercise of Certain Rights

4.1	Payments to Issuer Accounts

At all times prior to the release, re-assignment and/or discharge under Clause 5 of the Security, the Issuer will, save as otherwise provided in the Transaction Documents or unless the Trustee otherwise agrees in writing, procure that all amounts received by the Issuer under or in respect of the Transaction Documents will be credited to the Issuer Accounts in accordance with the terms of the Transaction Documents.

4.2	No withdrawal from the Issuer Accounts

At all times during the subsistence of the Security, the Issuer shall not be entitled to withdraw or transfer from the Issuer Accounts any monies or securities standing to the credit thereof or direct any payment to be made therefrom to any person save to the extent expressly permitted under the Transaction Documents, without the Trustee’s prior written consent.

5	Release of Charged Property

5.1	Upon proof being given to the satisfaction of the Trustee of the irrevocable and unconditional payment or discharge by the Issuer of all the Issuer Obligations, the Trustee shall, at the request and cost of the Issuer, release, reassign or discharge the Charged Property to, or to the order of, the Issuer.

5.2	Upon the Issuer (or the Cash Manager on its behalf) making a disposal of an Eligible Investment charged pursuant to Clause 3.4, the Trustee shall, if so requested in writing by and at the sole cost and expense of the Issuer, but without being responsible for any Liability whatsoever occasioned by so acting upon such written request, release, reassign or discharge from the Security Interests constituted by or pursuant to this Deed the relevant Charged Property to the Issuer or to the order of the Issuer provided that the proceeds of such disposal are paid into an account charged pursuant to Clause 3.3 in accordance with the relevant provisions of the Cash Management Agreement.

5.3	From time to time, for the avoidance of doubt, there shall be deemed to be released from the Security Interests constituted by this Deed all amounts which the Issuer (in respect of the Dividend Accounts but only in accordance with Condition 4) and the Cash Manager on behalf of the Issuer (in respect of all Issuer Accounts), is permitted to withdraw from the Issuer Accounts, any such release to take effect immediately upon the relevant withdrawal being made provided that where the relevant amount is transferred to another Issuer Account, it shall thereupon become subject to the Security Interests constituted by this Deed in respect of such Issuer Account.

5.4	The Secured Creditors authorise the Trustee to release or reassign (as the case may be) on their behalf any charge created over any Eligible Investment or any assignment of a buy/sell back agreement or repurchase agreement under this Deed in order to allow the Cash Manager to liquidate the Eligible Investments free of any Security Interests.

6	Prior to service of a Bond Enforcement Notice

6.1	Application

No payment, transfer or withdrawal from any of the Issuer Accounts may be made under this Clause 6 at any time after a Bond Enforcement Notice has been served except with the prior written consent of the Trustee.

6.2	Priority of payments prior to service of a Bond Enforcement Notice

Notwithstanding the Security Interests created by or pursuant to Clause 3, and provided that no Bond Enforcement Notice has been served and the Trustee has not taken any steps to enforce the Security, the Cash Manager (on behalf of the Issuer and the Trustee) shall apply all of the Issuer’s funds (except (i) any amounts and JGB’s posted as collateral under the Swap Agreement and standing to the credit of the Collateral Accounts (ii) Eligible Dividends and (iii) other than on the date on which the Bonds are redeemable, Acquisition Adjustment Amounts) in accordance with the Pre-Enforcement Priority of Payments and shall instruct the Account Bank, or cause the Account Bank to be instructed, to withdraw (unless the intended recipient of the relevant payment agrees otherwise) monies from the Issuer Accounts to be applied in accordance with the Pre-Enforcement Priority of Payments.

The Interest Letter of Credit shall be drawn for an amount equal to all payments outlined in paragraphs (a), (b), (c), (d), (e) and (h) of the Pre-Enforcement Priority of Payments (the “Pre-Enforcement Permitted Expenses Draw Amount”). Any such Pre-Enforcement Permitted Expenses Draw Amount shall form part of the funds of the Issuer to be applied in accordance with the Pre-Enforcement Priority of Payments.

After the Pre-Enforcement Permitted Expenses Draw Amount has been drawn, separately, the Interest Letter of Credit shall be drawn for an amount equal to the Swap Termination Payment due from the Issuer to the Swap Counterparty (if any) and gross-up payments due to the Swap Counterparty under Section 2(d) of the Swap Agreement (if any) (the “Swap Draw Amount”), and such amount shall be paid to the Swap Counterparty. Any such Swap Draw Amount shall not form part of the funds of the Issuer to be applied in accordance with the Pre-Enforcement Priority of Payments.

Eligible Dividends (as defined in the Conditions) shall not form a part of the funds of the Issuer to be applied in accordance with the Pre-Enforcement Priority of Payments. Provided no Bond Enforcement Notice has been served, Eligible Dividends may be distributed to the Parent. Acquisition Adjustment Amounts shall remain in the Issuer Revenue Account until such date on which the Bonds are redeemable in full, whereupon such amounts shall be applied in accordance with the Pre-Enforcement Priority of Payments or, after a Bond Enforcement Notice is served by the Trustee, whereupon such amounts shall be applied in accordance with the Post-Enforcement Priority of Payments.

6.3	Eligible Investments

Notwithstanding the Security Interests created by or pursuant to Clause 3, Eligible Investments may, on any Business Day, be sold or redeemed or disposed of or realised or otherwise deposited subject always to the other provisions of this Deed (including without limitation Clause 3.3) and to the provisions of Clause 5 (Investments) of Schedule 1 of the Cash Management Agreement.

6.4	VAT

If any sums which are payable by the Issuer under Clauses 6.2 or 7.2 are subject to VAT, the Issuer shall make payment of the amount in respect of VAT against production of a valid VAT invoice to the relevant person in accordance with the order of priorities set out in those Clauses.

6.5	Management and Application of Funds

The Issuer shall take or cause to be taken such action as may from time to time be necessary on its part to ensure that the relevant Issuer Accounts (as applicable, excluding the Collateral Accounts) shall from time to time be credited with all amounts received by the Issuer, including, without limitation, amounts falling within any of the following categories (but excluding cash collateral and JGBs governed by Clause 6.6):
(a)	dividends or other amounts received by the Issuer from the HoldCos;

(b)	amounts received by the Issuer from Toshiba or other stockholders of US HoldCo or UK HoldCo under the Investment Agreements, the Put Option Agreements or the Shareholders Agreements, as applicable;

(c)	interest received on the Issuer Accounts;

(d)	the proceeds arising from the disposal of any Eligible Investments and any and all income or other distributions received by the Issuer in respect thereof or arising from the proceeds of any Eligible Investments;

(e)	amounts drawn under the Letters of Credit; and

(f)	such other payments received by the Issuer as are, or ought in accordance with this Deed to be, comprised in the Charged Property and which are not otherwise paid into the Issuer Accounts.
6.6	Collateral Accounts
The Collateral Accounts are established and may only be used for the following purposes:
6.6.1	Receiving
On any Business Day (as defined in the Conditions):

(i)	the deposit of any cash collateral and/or JGBs (as defined in the Swap Agreement) received from the Swap Counterparty under the Swap Agreement (in an amount notified to the Cash Manager and Trustee 1 Business Day prior to such deposit); and

(ii)	interest on the Collateral Accounts and interest under the JGBs.
6.6.2	Paying
On any Business Day:
(i)	to the Swap Counterparty, cash collateral and/or JGB’s (in an amount notified at least three Business Days prior to the requested date for payment and/or transfer to the Cash Manager by the Swap Counterparty) required to be repaid under the Swap Agreement; and

(ii)	following the termination of the Swap Agreement, to the Issuer Revenue Account, all amounts standing to the credit of the Collateral Accounts which are not required to be paid to the Swap Counterparty under paragraph (i) above.
7	Following Service of a Bond Enforcement Notice
7.1	Bond Enforcement Notice

From and including the time when the Trustee serves a Bond Enforcement Notice on the Issuer:
(a)	no amount may be withdrawn from the Issuer Accounts without the prior written consent of the Trustee; and

(b)	if not already crystallised, any charge created under or pursuant to this Deed, which is a floating charge, shall immediately and without further action on the part of the Trustee, crystallise and become a fixed charge.
7.2	Priority of payments upon service of a Bond Enforcement Notice

Upon and after the service of a Bond Enforcement Notice, all funds (except any Return Amounts payable to the Swap Counterparty and standing to the credit of the Collateral Accounts) received by the Issuer or recovered by or on behalf of the Trustee or any Receiver for the benefit of the Secured Creditors (including funds recovered as a result of enforcement of the Security, Acquisition Adjustment Amounts and Eligible Dividends) shall be held by the Trustee on trust to be applied in the following order of priority (the “Post-Enforcement Priority of Payment”) (and, in each case, only if and to the extent that payments or provisions of a higher order of priority have been made in full):
(a)	first, pro rata and pari passu, in or towards payment of all fees, costs, charges, expenses, liabilities and all other amounts due and payable to the Trustee under the Deed of Charge and under the Bond Trust Deed or any receiver appointed by the Trustee (including any taxes required to be paid, the costs of realising any Security and the Trustee’s remuneration) which have not been paid by the Issuer;

(b)	second, pro rata and pari passu in or towards payment of any amounts due and payable to the Principal Paying Agent, the Paying Agents and the Calculation Agent under the Agency Agreement, to the Account Bank under the Accounts Bank Agreement and to the Cash Manager under the Cash Management Agreement;

(c)	third, in or towards payment of any Fixed Amounts due to the Swap Counterparty under the Swap Agreement;

(d)	fourth, in or towards payment of due but unpaid interest under the Bonds (including gross-up payments to the Bondholders under Condition 8 (Taxation) and Default Interest);

(e)	fifth, in or towards payment of the Principal Amount Outstanding under the Bonds and any Call Premium;

(f)	sixth, in or towards payment of any amounts due to the Swap Counterparty under the Swap Agreement and which are not paid either under paragraph (c) above or from the Swap Draw Amount;

(g)	seventh, to pay any amounts due to the Servicer under the Administrative Services Agreement; and

(h)	eighth, to pay the surplus (if any) to the Issuer.
The Interest Letter of Credit shall be drawn for an amount equal to all payments outlined in paragraphs (a), (b), (c), (d) and (g) of the Post-Enforcement Priority of Payments above (the “Post-Enforcement Permitted Expenses Draw Amount”). Any such Post-Enforcement Permitted Expenses Draw Amount shall form part of the funds of the Issuer to be applied in accordance with the Post-Enforcement Priority of Payments.
After the Post-Enforcement Permitted Expenses Draw Amount is drawn, separately, from any remaining amounts available to be drawn under the Interest Letter of Credit, an amount equal to the Swap Draw Amount (if any) shall be drawn and paid to the Swap Counterparty. Any such Swap Draw Amount shall not form part of the funds of the Issuer to be applied in accordance with the Post-Enforcement Priority of Payments.
Eligible Dividends and Acquisition Adjustment Amounts shall form part of the funds of the Issuer to be applied in accordance with the Post-Enforcement Priority of Payments.
Upon an Event of Default and/or Termination Event occurring (each term as defined in the Swap Agreement) in respect of the Issuer, the Trustee shall, but without any liability, personal or otherwise, in respect thereof to the Swap Counterparty or any other person, direct the Cash Manager to pay, as soon as reasonably practicable, any Return Amount (as such term is defined in the Credit Support Annex attached to the Swap Agreement) to the Swap Counterparty (the “Return Amount”) out of the amounts and JGB’s posted as collateral (the “Posted Collateral”) under the Swap Agreement. The Swap Counterparty agrees that it shall give 5 clear Business Days’ notice to the Trustee and Cash Manager of the quantum of the Return Amount and such information to the Trustee and Cash Manager’s satisfaction concerning the account to which the Return Amount shall be remitted. The Issuer undertakes (i) to deposit all Posted Collateral into the relevant Collateral Account and (ii) to only pay out amounts standing to the credit of the Collateral Accounts in respect of Posted Collateral, either to pay the Return Amount payable to the Swap Counterparty when due or to transfer the Posted Collateral less the Return Amount to the Issuer Revenue Account following any termination of the Swap Agreement. For the avoidance of doubt, nothing in this Clause 7.2 is intended to, nor shall, create a trust. The parties agree that the Trustee and the Cash Manager shall be entitled to deduct any direct or indirect costs and expenses they incur in carrying out the actions described in this paragraph. In their sole discretion, the Trustee and Cash Manager shall be entitled to require satisfactory indemnity and/or security before they carry out any action contemplated in this paragraph.
8	Acknowledgement of Secured Creditors

8.1	Each of the Secured Creditors (other than the Trustee and the Bondholders) hereby acknowledges and concurs with all the provisions of the Bond Trust Deed and acknowledges that the Trustee shall not have regard to the interests of the other Secured Creditors and each of them agrees that it shall have no claim against the Trustee as a result of the application thereof.

8.2	Without prejudice to Clause 8.1 above, the Issuer hereby gives notice to each of the other parties to this Deed, and each of the parties to this Deed (other than the Issuer) acknowledges receipt of such notice, that the Issuer has made the assignment to the Trustee pursuant to Clause 3.2 and in accordance with the terms hereof.

8.3	Each of the Secured Creditors (other than the Bondholders) hereby acknowledges that no amendment may be made to a Transaction Document without the consent of all parties to such Transaction Document unless the Trustee is of the opinion that such modification is of a formal, minor or technical nature or, is to correct a manifest error.

9	The Trustee’s Powers

9.1	Enforceability and Bond Enforcement Notice
(a)	The security created under and pursuant to this Deed shall become immediately enforceable and the power of sale and other powers conferred by section 101 of the Law of Property Act 1925 (the “1925 Act”), as varied or amended by this Deed, shall be exercisable by the Trustee forthwith upon the occurrence of an Event of Default.

(b)	The Trustee will as soon as practicable notify each Secured Creditor of any enforcement of the Security.

(c)	Without prejudice to the effectiveness of any service of a Bond Enforcement Notice by the Trustee in accordance with Condition 9 (Events of Default), the Issuer shall provide copies of any Bond Enforcement Notice to each Secured Creditor.
9.2	Amounts due

The Issuer Obligations shall become due for the purposes of section 101 of the 1925 Act and the statutory power of sale and of appointing a Receiver which are conferred on the Trustee under the 1925 Act (as varied or extended by this Deed) and all other powers shall be deemed to arise immediately after execution of this Deed.

9.3	Power of sale

Section 103 of the Law of Property Act 1925 Act shall not apply in relation to any of the charges contained in this Deed and the statutory power of sale (as extended by this Deed) and all other powers shall be exercisable at any time after the occurrence of an Event of Default.

9.4	Extension of Law of Property Act 1925
The provisions of the 1925 Act (to the extent applicable) relating to the power of sale and the other powers conferred by sections 101(1) and (2) are hereby extended in relation to the Issuer (as if such extensions were contained therein) to authorise the Trustee, and the Trustee is hereby authorised, at its absolute discretion at any time following the occurrence of an Event of Default and subject to the Trustee being satisfied as to the indemnification available to it in relation to the exercise of such powers:
(a)	to make demands in the name of the Secured Creditors or in its own right for any moneys and liabilities in respect of the Charged Property;

(b)	to sell, transfer, convey, vary or otherwise dispose of the Issuer’s title to or interest in the Charged Property, and to do so for any shares, debentures or other securities whatsoever, or in consideration of an agreement to pay all or part of the purchase price at a later date or dates, or an agreement to make periodical payments, whether or not the agreement is subject to a Security Interest or a guarantee, or for such other consideration whatsoever as the Trustee may think fit, and also to grant any option to purchase, and to effect exchanges of, any of the Charged Property;

(c)	with a view to, or in connection with, selling the Charged Property (or offering it for sale) to repair, replace and develop the Charged Property and to apply for any appropriate permission, licence, registration or approval;

(d)	to sever any fixtures and to sell them apart from the land or buildings on or to which they are affixed, and also to apportion any rent affecting the property sold, to charge such rent upon the property sold or retained and to agree to indemnify by any means any purchaser in respect of such rent or any covenants or undertakings, or to take an indemnity or reserve powers of entry in respect of the property sold or retained;

(e)	with a view to or in connection with the sale of the Charged Property, to carry out any transaction, scheme or arrangement which the Trustee may, in its absolute discretion, consider appropriate;

(f)	to insure the Charged Property against such risks and for such amounts as the Trustee may consider prudent; and

(g)	to do all or any of the things or exercise all or any of the powers which are mentioned or referred to in Clause 10.6 as if each of them was expressly conferred on the Trustee by this Deed and which may not be included in paragraphs (a) to (f) above.
9.5 Additional powers
The Trustee shall have the power to insure against any liabilities or obligations arising:
(a)	as a result of the Trustee acting or failing to act in a certain way (other than as provided in Clause 17 of the Bond Trust Deed);

(b)	as a result of any act or failure to act by the Receiver or any person or persons to whom the Trustee has delegated any of its trusts, rights, powers, duties, authorities or discretions, or appointed as its agent;

(c)	in connection with the Charged Property; or

(d)	in connection with or arising from the enforcement of the Security.

The Trustee shall not be under any obligation to insure in respect of such liabilities and/or obligations, but to the extent that it does so, the Issuer shall on written request pay all insurance premiums and expenses which the Trustee may properly incur in relation to such insurance. If the Issuer fails to reimburse the Trustee, the Trustee shall be entitled to be indemnified out of the Charged Property in respect thereof, and in the case of a Bond Enforcement Notice having been served, the indemnification of all such insurance premiums and expenses shall be payable in priority to payments to the Bondholders and all other Secured Creditors and otherwise in accordance with this Deed.

9.6	The Trustee may at any time after the occurrence of an Event of Default apply to a court of competent jurisdiction (the “Court”) for an order that the powers and trusts of this Deed be exercised or carried into execution under the direction of the Court and for the appointment of a Receiver of the Charged Property or any part thereof and for any other order in relation to the execution and administration of the powers and trusts hereof as the Trustee shall deem expedient, and it may assent to or approve any application to the Court made at the instance of any of the Bondholders.

9.7	If, after the service of a Bond Enforcement Notice, the amount of the moneys at any time available for payment of principal and interest in respect of any class of Bonds under Clause 7.2 shall be less than one-tenth of the Principal Amount Outstanding of all the Bonds of the relevant class then outstanding, the Trustee may, at its absolute discretion and without incurring any liability therefor, invest such moneys in any investments for the time being authorised by English law for the investment by trustees of trust monies or in any other investments which may be selected by the Trustee or by placing the same on deposit in the name or under the control of the Trustee with such bank or financial institution as the Trustee may think fit. The Trustee may at any time vary or transfer any of such investments for or into other such investments or convert any monies into any other currency as the Trustee at its absolute discretion may determine; and such investments or deposits with the resulting income thereof may be accumulated until the accumulations, together with any other funds for the time being under the control of the Trustee and applicable for the purpose, shall amount to a sum equal to at least one-tenth of the Principal Amount Outstanding of all the Bonds then outstanding and such accumulations and funds shall then be applied in accordance with Clause 7.2.

10	Receiver

10.1	Appointment

At any time following occurrence of an Event of Default, the Trustee may, at its absolute discretion, appoint, by writing or by deed, such person or persons (including an officer or officers of the Trustee) as the Trustee thinks fit, to be Receiver, of the Charged Property or any part thereof and, in the case of an appointment of more than one person, to act together or independently of the other or others.

10.2	Removal and replacement

Except as otherwise required by statute, the Trustee may by writing or by deed remove a Receiver and appoint another in his place or to act with a Receiver and the Trustee may apply to the court for an order removing an administrative receiver.

10.3	Extent of appointment

The exclusion of any part of the Charged Property from the appointment of the Receiver shall not preclude the Trustee from subsequently extending his or their appointment (or that of the Receiver replacing him or them) to that part of the Charged Property or appointing another Receiver over any other part of the Charged Property.

10.4	Agent of the Issuer

The Receiver shall be the agent of the Issuer and the Issuer alone shall be responsible for the Receiver’s contracts, engagements, acts, omissions, misconduct, negligence or default and for liabilities incurred by him and in no circumstances whatsoever shall the Trustee be in any way responsible for or incur any liability in connection with his contracts, engagements, acts, omissions, misconduct, negligence or default, and if a liquidator of the Issuer shall be appointed, the Receiver shall act as principal and not as agent for the Trustee.

10.5	Remuneration

The remuneration of the Receiver shall be fixed by the Trustee and may be or include a commission calculated by reference to the gross amount of all moneys received or otherwise and may include remuneration in connection with claims, actions or proceedings made or brought against the Receiver by the Issuer or any other person or the performance or discharge of any obligation imposed upon him by statute or otherwise, but subject to Clause 7.2 (as applicable), such remuneration shall be payable hereunder by the Issuer alone. The amount of such remuneration shall be paid in accordance with the terms and conditions and in the manner agreed from time to time between the Receiver and the Trustee.

10.6	Powers

The Receiver, in addition to any powers conferred on a receiver by statute or common law, shall have the following powers:
(a)	to enter upon, take possession of, get in and collect the Charged Property (or such part thereof in respect of which he may be appointed) or any part thereof including income whether accrued before or after the date of his appointment;

(b)	to sell, exchange, license, surrender, release, disclaim, abandon, return or otherwise dispose of or in any way whatsoever deal with the Charged Property or any interest in the Charged Property or any part thereof for such consideration (if any) and upon such terms (including by deferred payment or payment by instalments) as he may think fit and to concur in any such transaction;

(c)	to sell or concur in selling the whole or any part of the Issuer’s business whether as a going concern or otherwise;

(d)	in connection with the exercise or the proposed exercise of any of his powers or in order to obtain payment of his remuneration (whether or not it is already payable), to borrow or raise money from any person without security or on the security of any of the Charged Property and generally in such manner and on such terms as he may think fit;

(e)	to bring, defend, submit to arbitration, negotiate, compromise, abandon and settle any claims, disputes and proceedings concerning the Charged Property or any part thereof;

(f)	to transfer all or any of the Charged Property and/or any of the liabilities of the Issuer to any other company or body corporate, whether or not formed or acquired for the purpose and to form a subsidiary or subsidiaries of the Issuer;

(g)	to redeem, discharge or compromise any Security Interests from time to time having priority to or ranking pari passu with this Deed;

(h)	to effect or maintain indemnity insurance and other insurance and obtain bonds and performance guarantees;

(i)	in connection with the exercise of any of his powers, to execute or do, or cause or authorise to be executed or done, on behalf of or in the name of the Issuer or otherwise, as he may think fit, all documents, receipts, registrations, acts or things which he may consider appropriate;

(j)	to exercise any powers, discretions, voting, conversion or other rights or entitlements in relation to any of the Charged Property or incidental to the ownership of or rights in or to any of the Charged Property and to complete or effect any transaction entered into by the Issuer and complete, disclaim, abandon or modify all or any of the outstanding contracts or arrangements of the Issuer relating to or affecting the Charged Property;

(k)	to exercise all powers (as applicable) as are described in Schedule 1 to the Insolvency Act 1986, whether or not the Receiver is an “administrative receiver” as defined in that Act;

(l)	to delegate its powers by way of power of attorney or in any other manner to any person any right, power or discretion exercisable by it under this Deed on the terms (including the power to sub-delegate) and subject to any regulations which such Receiver may think fit and such Receiver shall not be liable or responsible in any way to the Issuer or the Trustee for any loss or liability arising from any act, default, omission or misconduct on the part of any such delegate or sub-delegate;

(m)	generally to carry out, or cause or authorise to be carried out, any transaction, scheme or arrangement whatsoever, whether similar or not to any of the foregoing, in relation to the Charged Property which he may consider expedient as effectually as if he were solely and absolutely entitled to the Charged Property;
(n)	(i)	to do all other acts and things which he may consider desirable or necessary for realising any Charged Property or incidental or conducive to any of the rights, powers or discretions conferred on a Receiver under or by virtue of this Deed; and

	(ii)	to exercise in relation to any Charged Property all the powers, authorities and things which he would be capable of exercising if he were the absolute beneficial owner of the same, and may use the name of the Issuer for any of the above purposes; and

(o)	to pay and discharge out of the profits, dividends and income of the relevant Charged Property and the moneys to be made by it in carrying on the business of the Issuer the expenses incurred in and about the carrying on and management of the business or in the exercise of any of the powers conferred by this Clause 10.6 or otherwise in respect of such Charged Property and all outgoings which it shall think fit to pay and to apply the residue of the said profits, income or moneys in the manner provided by Clause 7.2.
The Trustee may pay over to the Receiver any moneys constituting part of the Charged Property to the extent that the same may be applied for the purposes referred to in Clause 7.2 (as applicable) by such Receiver and the Trustee may from time to time determine what funds the Receiver shall be at liberty to keep in hand with a view to the performance of his duties as such Receiver.

11	Protection of Third Parties

11.1	Enquiry

No person (including a purchaser) dealing with the Trustee or any Receiver or its or his agents will be concerned to enquire:
(a)	whether any power which the Trustee or a Receiver is purporting to exercise has become exercisable or is being properly exercised;

(b)	whether the Issuer Obligations remain outstanding or have become payable;

(c)	whether any money remains due under the Transaction Documents; or

(d)	how any money paid to the Trustee or to that Receiver is to be applied, and the protections afforded to purchasers from a mortgagee by sections 104 to 107 of the 1925 Act and to persons dealing with an administrative receiver by section 42(3) of the Insolvency Act 1986 will apply.

11.2	Receipts

The receipt of the Trustee or the Receiver shall be an absolute and a conclusive discharge to a purchaser and shall relieve him of any obligation to see to the application of any moneys paid to or by the direction of the Trustee or the Receiver.

12	Protection of Trustee and Receiver

12.1	Liability

The Receiver of the Issuer shall not be liable to the Issuer in the absence of wilful default, fraud or gross negligence or breach of trust on its part or that of its officers, employees or agents in respect of any loss or damage which arises out of the exercise or the attempted or purported exercise of or failure to exercise any of their respective powers.

12.2	Possession

Without prejudice to the generality of Clause 12.3, entry into possession of the Charged Property shall not render the Trustee or the Receiver of that company liable to account as mortgagee in possession. If and whenever the Trustee or the Receiver enters into possession of the Charged Property, it shall be entitled at any time to go out of such possession.

12.3	Mortgagee in possession

Neither the Trustee nor the Secured Creditors shall, by reason of any assignment or other security made under or pursuant to this Deed, be or be deemed to be a mortgagee or in possession nor shall they take any action (other than, in the case of the Secured Creditors, with the Trustee’s prior written consent) which would be likely to lead to the Secured Creditors or the Trustee becoming a mortgagee in possession in respect of any property referred to in this Deed. The Trustee, in its absolute discretion, may at any time, serve a written notice on the Secured Creditors requiring the Secured Creditors from the date such notice is served to obtain the Trustee’s prior written consent before taking any action which would be likely to lead to the Secured Creditors or the Trustee becoming a mortgagee in possession in respect of any property referred to in this Deed.

12.4	Additional protection
12.4.1	The Trustee shall have no responsibility whatsoever to any Secured Creditor as regards any deficiency or additional payment, as the case may be, which might arise because the Trustee is subject to any Tax in respect of the Charged Property or any part thereof or any income therefrom or any proceeds thereof.

12.4.2	The Trustee shall not be bound to give notice to any person of the execution of the this Deed nor shall it be liable for any failure, omission or defect in perfecting the Security intended to be constituted by this Deed including, without prejudice to the generality of the foregoing:
(a)	failure to obtain any licence, consent or other authority for the execution of the same;

(b)	failure to register the same in accordance with the provisions of any of the documents of title of the Issuer to any of the Charged Property; and

(c)	failure to effect or procure registration of or otherwise protect this Deed, the Issuer Pledge Agreement, Parent Pledge Agreement or any other documents entered into in connection therewith or any Security created thereby or otherwise by registering the same under any registration laws in any territory, or by registering any notice, caution or other entry prescribed by or pursuant to the provisions of the said laws.
12.4.3	The Trustee shall not be responsible for the genuineness, validity, adequateness or effectiveness of this Deed or any other documents entered into in connection therewith or any other document or any obligations or rights created or purported to be created thereby or pursuant thereto or any Security or the priority thereof constituted or purported to be constituted by or pursuant to this Deed or any of the other Transaction Documents, nor shall it be responsible or liable to any person because of any invalidity of any provision of such documents or the unenforceability thereof, whether arising from statute, law or decisions of any court and, without prejudice to the generality of the foregoing, the Trustee shall not have any responsibility for or have any duty to make any investigation in respect of or in any way be liable whatsoever for:
(a)	the nature, status, creditworthiness or solvency of the Issuer;

(b)	the execution, legality, validity, adequacy, admissibility in evidence or enforceability of this Deed or any other documents comprised within the Charged Property or any other document entered into in connection therewith;

(c)	the registration, filing, protection or perfection of any Security created pursuant to this Deed, the Issuer Pledge Agreement, Parent Pledge

Agreement or any other documents comprised within the Charged Property or the priority of the Security thereby created whether in respect of any initial advance or any subsequent advance or any other sums or liabilities;
(d)	the scope or accuracy of any representations, warranties or statements made by or on behalf of the Issuer or any other person or entity who has at any time provided in this Deed or any documents comprised within the Charged Property or in any document entered into in connection therewith;

(e)	the performance or observance by the Issuer or any other person of any provisions of this Deed or any other documents comprised within the Charged Property or in any document entered into in connection therewith or the fulfilment or satisfaction of any conditions contained therein or relating thereto or as to the existence or occurrence at any time of any default, event of default or similar event contained therein or any waiver or consent which has at any time been granted in relation to any of the foregoing;

(f)	the existence, accuracy or sufficiency of any legal or other opinions, searches, reports, certificates, valuations or investigations delivered or obtained or required to be delivered or obtained at any time in connection with the Charged Property;

(g)	the title of the Issuer to any of the Charged Property;

(h)	the failure to call for delivery of documents of title to or require any transfers, mortgages, charges or other further assurances in relation to any of the assets the subject matter of this Deed or any other documents entered into in connection therewith; or

(i)	any other matter or thing relating to or in any way connected with this Deed or the Charged Property or any document entered into in connection therewith whether or not similar to the foregoing.
13	Expenses and Indemnity

13.1	Expenses

The Issuer covenants with and undertakes to the Trustee to reimburse or pay to the Trustee or the Receiver (on the basis of a full indemnity) the amount of all properly incurred costs (including properly incurred legal costs), charges and expenses (including insurance premiums) properly incurred or sustained by the Trustee or the Receiver (including, for the avoidance of doubt, any such costs, charges and expenses arising from any act or omission of, or proceedings involving, any third person) in connection with:
(a)	any investigation of title to or any survey, inspection or valuation of any of the Charged Property or under or in connection with this Deed, and the preparation, registration, recording or perfecting of this Deed (or any of the charges contained in or granted pursuant to it), or any other document entered into between the Issuer and the Trustee (amongst others);

(b)	the exercise or the attempted exercise, or the consideration of the exercise by or on behalf of the Trustee or the Receiver of any of the powers of the Trustee or the Receiver, and the enforcement, preservation or attempted preservation of this

Deed (or any of the charges contained in or granted pursuant to it) or any of the Charged Property or any other action taken by or on behalf of the Trustee or the Receiver with a view to or in connection with the recovery by the Trustee or the Receiver of the Issuer Obligations from the Issuer or any other person; or

(c)	the carrying out of any other act or matter which the Trustee or the Receiver may reasonably consider to be for the preservation, improvement or benefit of the Charged Property.
13.2	Indemnity

The Issuer agrees to indemnify the Trustee and the Receiver, on an after-Tax basis, from and against all losses, actions, claims, costs (including legal costs on a full indemnity basis), expenses (including insurance premiums), demands and liabilities whether in contract, tort, delict or otherwise now or hereafter sustained or incurred by the Trustee or the Receiver or by any person for whose liability, act or omission the Trustee or the Receiver may be answerable, in connection with anything done or omitted to be done under or pursuant to this Deed or any other Transaction Document to which such entity is a party, or in the exercise or purported exercise of the powers herein contained, or occasioned by any breach by the Issuer of any of its covenants or other obligations to the Trustee, or in consequence of any payment in respect of the Issuer Obligations (whether made by the Issuer or a third person) being declared void or impeached for any reason whatsoever (other than as provided in Clause 17 of the Bond Trust Deed).

13.3	Taxes

All sums of whatsoever nature (including, without limitation, remuneration and other fees) which are payable by the Issuer under this Deed and which are now or at any time hereafter become subject to VAT or similar Tax shall be deemed to be exclusive of VAT or similar Tax and the Issuer in addition to such sums will indemnify the Trustee and/or the Receiver from and against all claims and liabilities whatsoever in respect thereof.

If the Trustee or any Receiver shall make any payment for a taxable or deemed taxable supply to it pursuant to or in connection with this Deed and any such payment shall bear VAT which is irrecoverable VAT the Issuer shall indemnify the Trustee or such Receiver (as the case may be) on demand for an amount equal to such irrecoverable VAT so far as it has not been taken into account in computing the amount of any payment made by the Issuer to the Trustee or such Receiver under any other indemnity contained in this Deed.

13.4	Stamp duties

The Issuer shall, to the extent permitted by applicable law, pay all stamp duties and other duties or similar Taxes including any interest and penalties arising in connection with such payment (if any) on or arising out of or in consequence of:
(a)	the creation of the security constituted by or pursuant to this Deed, the Issuer Pledge Agreement and the Parent Pledge Agreement ; and

(b)	the execution and delivery of this Deed and documents executed pursuant hereto and the other Transaction Documents.
14	Protection of Security

The Issuer covenants with and undertakes to the Trustee from time to time (and, for the purposes mentioned in paragraph (a) below, notwithstanding that the Trustee may not have served a demand for payment of the Issuer Obligations) upon demand to execute, at the Issuer’s own cost, any document or do any act or thing (other than any amendment hereto) which:
(a)	the Trustee may specify with a view to registering or perfecting any charge or other security created or intended to be created by or pursuant to this Deed (including the perfecting of the conversion of any floating charge to a fixed charge pursuant to Clause 15.1 or 15.2), the Issuer Pledge Agreement, Parent Pledge Agreement; or

(b)	the Trustee or the Receiver may specify with a view to facilitating the exercise or the proposed exercise of any of their powers or the realisation of any of the Charged Property; or

(c)	the Trustee or the Receiver may specify with a view to protecting the Security Interests created by or pursuant to this Deed, the Issuer Pledge Agreement or the Parent Pledge Agreement
provided that the Issuer shall not be obliged to execute any further documentation or take any other action or steps to the extent that it would breach a restriction in any such agreement (including any Transaction Documents) to which it is a party relating to assignment, transferring, charging or sharing of possession or rights or such benefit which would constitute a violation of any laws to which it is subject.
15	Crystallisation

15.1	Notice

In addition and without prejudice to any other event resulting in a crystallisation of the floating charge created by this Deed or any other right the Trustee may have, the Trustee may, at any time:
(a)	whilst a Potential Event of Default is subsisting; or

(b)	the Trustee believes that the Charged Property or any part thereof is in danger of being seized or sold under any form of distress, diligence or execution levied or threatened or is otherwise in jeopardy or imperilled; or

(c)	if any circumstance shall occur which in the opinion of the Trustee prejudices, imperils or threatens or is likely to do any of the foregoing in respect of the security created by this Deed, the Issuer Pledge Agreement or the Parent Pledge Agreement,
by notice in writing to the Issuer, declare that the floating charge hereby created shall be converted into a first specific fixed charge as to all of the undertaking, property and assets or such of them as may be specified in the notice, and by way of further assurance, the Issuer, at its own expense, shall execute all documents in such form as the Trustee shall require and shall deliver to the Trustee all conveyances, deeds, certificates and documents which may be necessary for perfecting the aforesaid floating charge.

15.2	Automatic crystallisation

In addition to and without prejudice to any other event resulting in a crystallisation of the floating charge, the floating charge contained herein shall automatically be converted into a fixed charge over all property, assets or undertaking of the Issuer subject to the floating charge, if and when an Event of Default occurs.

16	Issuer Power of Attorney

16.1	Execution of Issuer Power of Attorney

Immediately upon execution of this Deed, the Issuer shall execute and deliver to the Trustee a power of attorney in or substantially in the form set out in Schedule 1 (the “Issuer Power of Attorney”). For the avoidance of doubt, the Trustee confirms that it may only exercise the powers conferred under the Issuer Power of Attorney in the circumstances set out in paragraph 1 of the Issuer Power of Attorney.

16.2	Charged Property on trust

To the extent permitted to do so under the Transaction Documents, for the purpose of giving effect to this Deed, the Issuer hereby declares that, after the occurrence of an Event of Default, it will hold all of the Charged Property (subject to the right of redemption) on trust to convey, assign or otherwise deal with such Charged Property in such manner and to such person as the Trustee shall direct, and declares that it shall be lawful for the Trustee to appoint a new trustee or trustees of the Charged Property in place of the Issuer.

17	Other Security

17.1	No merger

The charges contained in or created pursuant to this Deed are in addition to, and shall neither be merged in, nor in any way exclude or prejudice any other Security Interest, right of recourse, set-off or other right whatsoever which the Trustee or any Secured Creditor may now or at any time hereafter hold or have (or would apart from this Deed or any charge contained or created pursuant to this Deed hold or have) as regards the Issuer or any other person in respect of the Issuer Obligations, and neither the Trustee nor any Secured Creditor shall be under any obligation to take any steps to call in or to enforce any security for the Issuer Obligations, and shall not be liable to the Issuer for any loss arising from any omission on the part of the Trustee or any Secured Creditor to take any such steps or for the manner in which the Trustee or any Secured Creditor shall enforce or refrain from enforcing any such security.

17.2	Consolidation

Section 93 of the 1925 Act shall not apply in relation to any of the charges contained in this Deed.

17.3	Ruling off

If the Trustee receives notice of any Security Interest affecting the Charged Property in contravention of the provisions of this Deed:
(a)	the Trustee may open a new account in respect of the Issuer and, if it does not, it shall nevertheless be deemed to have done so at the time it receives such notice; and

(b)	all payments made by the Issuer to the Trustee after the Trustee receives such notice shall be credited or deemed to have been credited to the new account, and in no circumstances whatsoever shall operate to reduce the Issuer Obligations as at the time the Trustee receives such notice.

17.4	Change of name, etc.
This Deed shall remain valid and enforceable notwithstanding any change in the name, composition or constitution of the Trustee or the Issuer or any merger, amalgamation or consolidation by the Trustee or the Issuer with any other corporation.

18	Avoidance of Payments

18.1	No release

No assurance, security or payment which may be avoided or adjusted under the law, including under any enactment relating to bankruptcy or insolvency and no release, settlement or discharge given or made by the Trustee or any Secured Creditor on the faith of any such assurance, security or payment, shall prejudice or affect the right of the Trustee or any Secured Creditor to recover the Issuer Obligations from the Issuer or to enforce the security contained in, or granted pursuant to, this Deed to the full extent of the Issuer Obligations.

18.2	Retention of security

If the Trustee shall have reasonable grounds for believing that the Issuer may be unable to pay its debts as they fall due as at the date of any payment made by the Issuer to the Trustee, the Trustee shall be at liberty to retain the Security until the expiry of a period of one month plus such statutory period within which any assurance, security, guarantee or payment can be avoided or invalidated after the payment and discharge in full of all Issuer Obligations notwithstanding any release, settlement, discharge or arrangement which may be given or made by the Trustee on, or as a consequence of, such payment or discharge of liability provided that, if at any time within such period, a petition shall be presented to a competent court for an order for the winding up or the making of an administration order in respect of the Issuer or the Issuer shall commence to be wound up or to go into administration or any analogous proceedings shall be commenced by or against the Issuer, the Trustee shall be at liberty to continue to retain such security for such further period as the Trustee may determine and such security shall be deemed to continue to have been held as security for the payment and discharge to the Trustee of all Issuer Obligations.

19	Set-off

The Trustee may at any time following an Event of Default (without notice and notwithstanding any settlement of account or other matter whatsoever) combine or consolidate all or any existing accounts of the Issuer whether in its own name or jointly with others and held by it or any Secured Creditor and may set off or transfer all or any part of any credit balance or any sum standing to the credit of any such account (whether or not the same is due to the Issuer from the Trustee or relevant Secured Creditor and whether or not the credit balance and the account in debit or the Issuer Obligations are expressed in the same currency in which case the Trustee is hereby authorised to effect any necessary conversions at its prevailing rates of exchange) in or towards satisfaction of any of the Issuer Obligations and may in its absolute discretion estimate the amount of any liability of the Issuer which is contingent or unascertained and thereafter set off such estimated amount and no amount shall be payable by the Trustee to the Issuer unless and until all Issuer Obligations have been ascertained and fully repaid or discharged.

20	Execution of Documents

Any document required to be executed as a deed by the Trustee under or in connection with this Deed shall be validly executed if executed as a deed by a duly authorised attorney of the Trustee.

21	Exercise of Certain Rights

21.1	Except as provided below, each of the Secured Creditors agrees with the Issuer and the Trustee that:
(a)	only the Trustee may enforce the Security in accordance with the terms and conditions of this Deed, the Issuer Pledge Agreement or the Parent Pledge Agreement (as the case may be); and

(b)	it will not take any steps for the purpose of recovering any of the Issuer Obligations (including by exercising any rights of set-off) or enforcing any rights arising out of the Transaction Documents against the Issuer or procuring the winding up, administration or liquidation of the Issuer.
21.2	If the Trustee has failed to serve a Bond Enforcement Notice and/or take any steps or proceedings to enforce the Security pursuant to this Deed, the Issuer Pledge Agreement or the Parent Pledge Agreement (as the case may be), in each case, within a reasonable time of becoming bound under the terms of this Deed so to do and that failure is continuing, then each of the Secured Creditors will be entitled to take any steps and proceedings as it considers necessary other than any steps or proceedings which would result in the breach by it of this Clause 21.2, Clause 6 and/or Clause 7 and/or any term of the other Transaction Documents.

21.3	Subject to the provisions of this Deed, the Trustee may at any time, at its discretion and without notice, take such proceedings and/or other action as it may think fit against, or in relation to, the Issuer or any other party to any of the Transaction Documents to enforce its obligations under any of the Transaction Documents. Subject to the provisions of this Deed, the Issuer Pledge Agreement or the Parent Pledge Agreement (as the case may be), at any time after the Security has become enforceable, the Trustee may, at its discretion and without notice, take such steps as it may think fit to enforce such Security.

21.4	The Trustee shall not be bound to take any steps or institute any proceedings or to take any other action under or in connection with any of the Transaction Documents (including, without limitation, enforcing the Security) unless the Trustee:
(a)	so long as any Bonds are outstanding, shall have been (i) directed to do so in writing pursuant to an Extraordinary Resolution of the holders of the Bonds outstanding, or (ii) requested to do so in writing by the holders of at least 75 per cent. in aggregate of the Principal Amount Outstanding of the Bonds outstanding; and

(b)	in either case, shall have been indemnified and/or secured to its satisfaction against all Liabilities to which it may thereby render itself liable or which it may incur by so doing.
21.5	Following an Event of Default, the Trustee shall have the right to exercise the Put Right.

22	Covenants, Representations and Warranties

22.1	Positive Covenants: So long as any of the Issuer Obligations remain outstanding, the Issuer shall:
(a)	duly perform its obligations, and diligently pursue its rights, under each Transaction Document to which it is a party;

(b)	supply the Trustee and any Receiver with copies of each Transaction Document and any information and documentation relating to any such Transaction Document requested by the Trustee or any Receiver;

(c)	immediately deposit with the Trustee (or as the Trustee may otherwise direct), all certificates and other documents of title or evidence of ownership in relation to the UK Shares and to any of its Eligible Investments; and

(d)	promptly execute and deliver to the Trustee all share transfers and other documents which may be requested by the Trustee in order to enable the Trustee or its nominees to be the registered owner or otherwise obtain a legal title to any of the UK Shares or, to the extent applicable, any Eligible Investment.
22.2	Negative Covenants: So long as any of the Issuer Obligations remain outstanding, the Issuer shall not, save to the extent permitted by or provided for in the Transaction Documents or with the prior written consent of the Trustee:
(a)	create or permit to subsist any Security Interest of any kind (unless arising by operation of law) over the Charged Property;
(b)	(i) engage in any activity which is not incidental to or necessary in connection with any of the activities in which the Transaction Documents provide or envisage that the Issuer will engage;
(ii)	have any subsidiaries (other than the HoldCos and their respective subsidiaries) or any employees;

(iii)	own or lease any premises; or

(iv)	act as director of any company;
(c)	except as otherwise permitted or required by Clause 14.1 of the Bond Trust Deed, transfer, sell, lend, part with, convey, assign or otherwise dispose of, or deal with, or grant any option or present or future right to acquire the Charged Property or any part thereof or any interest, estate, right, title or benefit therein;

(d)	pay any dividend or make any other distribution to its shareholders or issue any further shares except in accordance with Condition 4 (Covenants of and Restrictions on the Issuer);

(e)	incur any financial indebtedness (other than indebtedness permitted to be incurred pursuant to, or as contemplated, in any of the Transaction Documents) or give any guarantee in respect of financial indebtedness or of any other obligation of any person;

(f)	consolidate or merge with any other person or, except as otherwise permitted or required by Clause 14.1 of the Bond Trust Deed, convey or transfer its properties or assets substantially or as an entirety to any other person;

(g)	to the extent it has a Material Adverse Effect (as defined in the Conditions), permit the validity or effectiveness of any of the Transaction Documents, or the priority of the security interests created thereby, to be amended, terminated, postponed or discharged, or consent to any variation of, or exercise any powers of consent or waiver pursuant to the terms of, or amend any term or condition of the Bonds (save in accordance with the Conditions and the Bond Trust Deed) or any of the Transaction Documents or permit any party to any of the Transaction Documents or the Security (as defined in the Conditions) or any other person whose obligations form part of the Security to be released from such obligations or dispose of all or any part of the Security;

(h)	to the extent it has a Material Adverse Effect, take or allow the taking of any action on its behalf which may result in the rights attaching to the UK Shares or any Eligible Investment being altered, provided that, notwithstanding Clauses 3.2 and 3.5, the Issuer shall be entitled to exercise its rights under the Put Option Agreement in accordance with the Conditions;

(i)	have an interest in any bank account whatsoever other than the Issuer Accounts and an account into which subscription monies in respect of the shares in the Issuer are paid, unless such account or interest therein is charged to the Trustee on terms acceptable to it; or

(j)	purchase or otherwise acquire any Bond or Bonds.
In giving any consent to the foregoing, the Trustee may require the Issuer to make such modifications or additions to the provisions of any of the Transaction Documents or may impose such other conditions or requirements as the Trustee may deem expedient in the interests of the Secured Creditors, provided that such modifications or additions are notified by the Issuer to the Rating Agencies and such Rating Agencies do not cause any downgrade in the then current rating (assigned by such Rating Agencies) of the Bonds.

22.3	Representations and Warranties: The Issuer represents and warrants to the Trustee that, as at the Closing Date:
(a)	the Charged Property is not subject to any restriction (whether contractual or otherwise) that may render the Security Interests granted by the Issuer under or pursuant to this Deed, the Issuer Pledge Agreement or the Parent Pledge Agreement (as the case may be) ineffective or which otherwise prohibits the grant of such Security Interests;

(b)	all payments to the Issuer by any other party to a Transaction Document to which the Issuer is a party are not subject to any right of set-off or similar right;

(c)	each Transaction Document to which the Issuer is a party is a legally binding, valid and enforceable obligation of the Issuer (subject to bankruptcy, civil rehabilitation, corporate reorganisation and similar laws of general applicability relating to or affecting creditors’ rights and to general principles of equity);

(d)	the Issuer is not in default of any of its obligations under any Transaction Document to which it is a party;

(e)	the entry into and performance of this Deed by the Issuer will not conflict with any term of any Transaction Document; and

(f)	the UK Shares are fully paid.

22.4	Warranties: The Issuer warrants to the Trustee that (i) it has taken all necessary steps to enable it to charge or assign as security the Charged Property in accordance with Clause 3 , Issuer Pledge Agreement or Parent Pledge Agreement (as the case may be), and that it has taken no action nor steps to prejudice its right, title and interest in and to the Charged Property and (ii) the Issuer shall conduct its business and affairs such that, at all times, its centre of main interests for the purpose of EU Insolvency Regulation EC No. 1346/2000 of 29 May, 2000 and the Cross Border Insolvency Regulations 2006 shall be and remains outside the European Economic Area, and that it shall not have any establishment other than in the United States of America.

23	Additional Provisions Regarding the Trustee

23.1	Incorporation of Bond Trust Deed provisions
(a)	Without prejudice to the other provisions of this Deed and except as set out below, the following clauses of the Bond Trust Deed are incorporated in and will apply, mutatis mutandis, to this Deed (and for that purpose references in the Bond Trust Deed to “these presents” or to “this Deed” will be construed as references to this Deed of Charge):
(i)	Clause 12 (Investment by Trustee);

(ii)	Clause 15 (Remuneration and indemnification of the Trustee);

(iii)	Clause 16 (Supplement to Trustee Acts);

(iv)	Clause 17 (Trustee’s liability);

(v)	Clause 18 (Trustee contracting with Issuer and others);

(vi)	Clause 22 (New Trustee);

(vii)	Clause 23 (Trustee’s retirement and removal); and

(viii)	Clause 24 (Trustee’s powers to be additional).
Clause 15 (Remuneration and indemnification of the Trustee) of the Bond Trust Deed will be amended so that each of the references to the Trustee in Clauses 15.5 and 15.6 shall include a reference to any Receiver appointed by the Trustee.

(b)	For the purposes of Clause 16(n)(ii) (Supplement to Trustee Acts) of the Bond Trust Deed, at any time after the redemption in full of the Bonds, the Trustee will have regard to the interests of the Secured Creditor which ranks next highest in the order of the priority of payments set out in Clause 7.2 of this Deed.

(c)	If the Trustee retires or is removed in accordance with Clause 23 (Trustee’s Retirement and Removal) of the Bond Trust Deed, then the Trustee will retire from its capacity as Trustee pursuant to this Deed at the same time in accordance with the terms and conditions of this Deed. If the Trustee retires or is removed in accordance with the terms and conditions of this Deed, then the Trustee will retire at the same time in accordance with Clause 23 of the Bond Trust Deed.
24	Further Provisions

24.1	Evidence of indebtedness

In any action, proceedings or claim relating to this Deed or the charges contained in this Deed, a statement as to any amount due to any Secured Creditor or of the Issuer Obligations or any part thereof or a statement of any amounts which have been notified to the Trustee as being amounts due to any Secured Creditor which is certified as being correct by an officer of the Trustee or an officer of the relevant Secured Creditor shall, save in the case of manifest error, be conclusive evidence that such amount is in fact due and payable.

24.2	Rights cumulative, waivers

The respective rights of the Trustee, the Secured Creditors and any Receiver are cumulative, and may be exercised as often as they consider appropriate and are in addition to their respective rights under the general law. The respective rights of the Trustee, the Secured Creditors and any Receiver in relation to this Deed (whether arising under this Deed or under the general law) shall not be capable of being waived or varied otherwise than by express waiver or variation in writing; and, in particular, any failure to exercise or any delay in exercising any such rights shall not operate as a variation or waiver of that or any other such right; any defective or partial exercise of such rights shall not preclude any other or further exercise of that or any other such right; and no act or course of conduct or negotiation on their part or on their behalf shall in any way preclude them from exercising any such right or constitute a suspension or any variation of any such right.

24.3	Notices

Any notice, communication or demand to the one or more parties hereto to be given, made or served for any purposes under these presents shall be given, made or served by sending the same by pre-paid post (first class if inland, first class airmail if overseas) or facsimile transmission or by delivering it by hand as follows:

to the Issuer:

4171 Essen Lane Baton Rouge, Louisiana 70809 (Attention: Vice President and Secretary) Facsimile: +1-225-925-9146

to the Trustee:

The Bank of New York Corporate Trust Services One Canada Square London E14 5AL

(Attention: Peter Malcom/Peter Howard) Facsimile: 020 7964 6399

to the Account Bank:

The Bank of New York Corporate Trust Services One Canada Square

London E14 5AL

(Attention: Peter Malcom/Peter Howard) Facsimile: 020 7964 6399

to the Cash Manager:

The Bank of New York Corporate Trust Services One Canada Square London E14 5AL

(Attention: Peter Malcom/Peter Howard) Facsimile: 020 7964 6399

to the Principal Paying Agent:

The Bank of New York Corporate Trust Services One Canada Square London E14 5AL

(Attention: Peter Malcom/Peter Howard) Facsimile: 020 7964 6399

or to such other address or facsimile number as shall have been notified (in accordance with this Clause 24) to the other parties hereto and any notice or demand sent by post as aforesaid shall be deemed to have been given, made or served two days in the case of inland post or seven days in the case of overseas post after despatch and any notice or demand sent by facsimile transmission as aforesaid shall be deemed to have been given, made or served at the time of despatch provided that in the case of a notice or demand given by facsimile transmission a confirmation of transmission is received by the sending party and such notice or demand shall forthwith be confirmed by post. The failure of the addressee to receive such confirmation shall not invalidate the relevant notice or demand given by facsimile transmission.

24.4	Severability

If a provision of this Deed is or becomes illegal, invalid or unenforceable in any jurisdiction that shall not affect:
(a)	the validity or enforceability in that jurisdiction of this Deed; or

(b)	the validity or enforceability in other jurisdictions of that or any other provision of this Deed.
24.5	Counterparts

This Deed may be executed in any number of counterparts and this has the same effect as if the parties to this Deed had executed a single copy of this Deed.

24.6	Parties

When any party hereto acts in more than one capacity, the provisions of this Deed shall apply to such party as though it were a separate party in each such capacity, except to the extent that such party is required in one capacity to give any notice or information to itself in another capacity.

24.7	Third Party Rights

A person who is not a party hereto has no rights under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Deed, but this does not affect any right or remedy of a third party which exists or is available apart from the Contracts (Rights of Third Parties) Act 1999.

24.8	Bond Trust Deed

This Deed is supplemental to and shall be read and construed together as one document with the Bond Trust Deed.

25	Governing Law and Jurisdiction

25.1	Governing Law

This Deed is governed by, and shall be construed in accordance with, English law.

25.2	Submission to Jurisdiction

Each party to this Deed (other than the Trustee) hereby irrevocably submits to the non-exclusive jurisdiction of the English courts in any action or proceeding arising out of or relating to this Deed, and hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined by such courts. Each party to this Deed hereby irrevocably waives, to the fullest extent it may possibly do so, any defence or claim that the English courts are an inconvenient forum for the maintenance or hearing of such action or proceeding.

25.3	Service of Process

The Issuer irrevocably appoints Law Debenture Corporate Services Limited (at Fifth Floor, 100 Wood Street, London EC2V 7EX) as its authorised agent for service of process in England. If for any reason such agent shall cease to be such agent for the service of process, the Issuer shall forthwith appoint a new agent for service of process in England and shall immediately notify each of the other parties to this Deed of such appointment. Nothing shall affect the right to serve process in any other manner permitted by law.

26	Limited Recourse and Non Petition

26.1	The obligations of the Issuer under the Bonds and the Transaction Documents will not be obligations or responsibilities of, or guaranteed by, Shaw Group or any other person or entity, and the Secured Creditors shall have no recourse to Shaw Group beyond the pledge by The Shaw Group Inc. of its membership interests in the Issuer pursuant to the Parent Pledge Agreement.

26.2	Having realised the Security and distributed the net proceeds in accordance with the terms of the Deed of Charge, neither the Trustee nor any other Secured Creditor may take any further steps against the Issuer to recover any sum still unpaid and the Issuer’s liability for any sum still unpaid shall be extinguished.
26.3	In particular, none of the Trustee or any other Secured Creditor may take any corporate action or other steps or legal proceedings for the dissolution, liquidation or reorganisation of, or for the appointment of a receiver, administrator, trustee, liquidator or similar official for, the Issuer under any bankruptcy, insolvency, receivership or similar law.

SCHEDULE 1
Issuer Power of Attorney
THIS POWER OF ATTORNEY is made as a deed on 13 October 2006 by Nuclear Energy Holdings, L.L.C., a company with limited liability organised under the laws of the State of Delaware, United States of America, whose registered office is at c/o Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801-1120 (the “Company”).
BACKGROUND:
Pursuant to the Deed of Charge, provision was made for the execution by the Company of this Power of Attorney.
THEREFORE:
1	Appointment

The Company, as security for the continuing performance of the undertakings and covenants on the part of the Company contained in the Transaction Documents to which it is or may become party, hereby irrevocably appoints The Bank of New York and its successors as Trustee to be its true and lawful attorney (the “Attorney”, which expression includes any additional or substitute attorney appointed pursuant to paragraph (c) below) with the full power and authority of the Company in its name, and on its behalf, to do the following acts and things:
(a)	every act or thing which the Attorney may deem to be necessary, proper or expedient for fully and effectually vesting, transferring or assigning the Security and/or the Charged Property or any part thereof and/or the Company’s estate, right, title, benefit and/or interest therein or thereto in or to the Attorney and its successors in title or other person or persons entitled to the benefit thereof in the same manner and as fully and effectually in all respects as the Company could have done;

(b)	every act or thing which the Attorney considers in each case bona fide necessary for the protection or preservation of the Attorney’s interests and rights in and to the Charged Property or which ought to be done under the covenants, undertakings and provisions contained in the Transaction Documents or any documents executed pursuant thereto on or at any time after the occurrence of an Event of Default or in any other circumstances where the Attorney has become entitled to take the steps referred to in clauses 9.4 to 9.6 (inclusive) of the Deed of Charge; and

(c)	to appoint, from time to time, such of its officers, employees and authorised agents to be an additional or substitute Attorney or Attorneys (with power to act alone or together with any other such appointee) for all or any of the purposes stated above.
2	Undertaking

The Company undertakes to ratify whatever the Attorney may do in the name, or on behalf of, the Company in exercising the powers contained in this document and to indemnify the Attorney against any loss incurred by it in connection with anything lawfully done by it in the exercise or the purported exercise of the powers contained in this document, save for any loss which would not have arisen but for the gross negligence, wilful default or fraud of the Attorney.
3	Duration

This Power of Attorney, having been given as security for the continuing performance by the Company of the undertakings and covenants on the part of the Company contained in the Transaction Documents and to protect the interests of the Attorney in respect thereof, shall not be revoked without the express written consent of the Attorney, notwithstanding the bankruptcy, insolvency, receivership, liquidation or administration or similar proceeding in respect of the Company.

4	Miscellaneous
(a)	Terms used, but not defined, in this Power of Attorney have the meaning given to them in the Deed of Charge.

(b)	This Power of Attorney is governed by, and shall be construed in accordance with, English law.
This Power of Attorney has been executed and been delivered as a deed on the date stated at the beginning of this Power of Attorney.
EXECUTED as a DEED by	}
NUCLEAR ENERGY HOLDINGS, L.L.C. acting by	} }
Officer
Officer

This Deed has been executed and delivered as a deed on the date stated at the beginning of this Deed.
Issuer
EXECUTED as a DEED by NUCLEAR ENERGY HOLDINGS, L.L.C. acting by	} } }
Officer
Officer
Trustee
EXECUTED as a DEED by THE BANK OF NEW YORK acting by	} } }
Authorised Signatory
Account Bank
EXECUTED as a DEED by THE BANK OF NEW YORK acting by	} } }
Authorised Signatory
Cash Manager
EXECUTED as a DEED by THE BANK OF NEW YORK acting by	} } }
Authorised Signatory

Principal Paying Agent and
Calculation Agent
EXECUTED as a DEED by THE BANK OF NEW YORK acting by	} } }
Authorised Signatory
Swap Counterparty
EXECUTED as a DEED by MORGAN STANLEY CAPITAL SERVICES INC. acting by	} } }
Authorised Signatory